THIS POST-EFFECTIVE AMENDMENT NO. 12 TO THE REGISTRATION STATEMENT OF THE WEISS FUND (THE "REGISTRANT") IS FILED FOR THE PURPOSES OF UPDATING CERTAIN FINANCIAL INFORMATION FOR WEISS TREASURY ONLY MONEY MARKET FUND AND WEISS MILLENNIUM OPPORTUNITY FUND, EACH A SEPARATE SERIES OF THE REGISTRANT (EACH A "FUND"), AND MAKING OTHER CHANGES TO THE FUNDS' DISCLOSURE DOCUMENTS.